Exhibit 10.43 (a)
AMENDMENT TO EMPLOYMENT AGREEMENT
     Amendment to Employment Agreement (this “Amendment”) dated as of December 22, 2006, by and between Realogy Corporation (the “Company”) and Anthony E. Hull (the “Executive”).
     WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of the separation of the Company from Cendant Corporation on July 31, 2006, governing the terms of the Executive’s employment with the Company (the “Employment Agreement”); and
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the amendment of the Employment Agreement in certain respects.
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	The second and third sentences of Section VII(a) of the Employment Agreement (such section entitled “Without Cause Termination and Constructive Discharge”) are hereby amended and restated to read, in their entirety, as follows:
     “In addition, upon such event, all Long Term Incentive Awards granted on or after the Effective Date will become vested upon the Executive’s termination of employment, and any such awards that are stock options or stock appreciation rights will remain outstanding for a period of two years (but not beyond the original expiration date) following the Executive’s termination of employment. In addition, upon such event, the Executive will be entitled to elect to continue to participate in the Company’s medical and dental plans at the rate applicable to active employees for a period ending upon the earlier of the second anniversary of Executive’s termination of employment and the date he becomes eligible to participate in another employer’s medical plan.”
2.	Except as otherwise provided in this Amendment, the Employment Agreement shall remain in full force and effect.
3.	This Amendment has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement shall be governed by the laws of such state.
4.	This Amendment may be executed in counterparts, of each which will be deemed an original, but both of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

REALOGY CORPORATION

	By:	/s/ Richard A. Smith

Richard A. Smith
Vice Chairman and President
/s/ Anthony E. Hull

Anthony E. Hull